UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2022

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On January 28, 2022, Ballantyne Strong, Inc., a Delaware corporation (the “Company”), Digital Ignition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (the “Buyer”), and Metrolina Alpharetta, LLC, a North Carolina limited liability company (the “Seller”), entered into a Contract of Sale (the “Contract”), pursuant to which the Seller agreed to sell, and Buyer agreed to purchase, a parcel of land with buildings and improvements situated thereon located at 190 Bluegrass Valley Parkway, Alpharetta, GA 30004, consisting of approximately 11.63 acres more or less, with an approximately 43,500 square foot building located thereon in Forsyth County, Georgia (the “Property”). The transactions contemplated by the Contract were closed effective February 1, 2022.

Contract

Pursuant to the Contract, the Seller agreed to sell and convey the Property by limited warranty deed to the Buyer. The purchase price for the Property consisted of (i) $5,750,000 (the “Cash Price”), (ii) shares of the Company’s common stock (the “Stock Grant”) as described more fully below, and (iii) a warrant to purchase additional shares of the Company’s common stock (the “Stock Warrant”) described more fully below. The Cash Price was paid to the Seller at Closing.

The Stock Grant was made to Metrolina Capital Investors, LLC, a North Carolina limited liability company and an affiliate of the Seller (the “Grantee”) and consisted of 760,650 shares of the Company’s common stock (the “BTN Stock”) with a value equal to $2,250,000. The number of shares of BTN Stock was determined based upon a price per share equal to the average of the closing price of BTN Stock on the NYSE American exchange for the 60 most recent trading days prior to February 1, 2022, rounded up to the nearest whole number of shares. Additionally, the Company issued the Stock Warrant to the Grantee, consisting of a ten-year warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price per share of $3.00. In connection with the issuance of Stock Warrant, the Company and the Seller agreed that other warrants previously granted by the Company to the Seller as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2018, were cancelled and terminated. The BTN Stock, the Stock Warrant and the shares issuable upon exercise of the Stock Warrant were issued to an accredited investor in a private placement exempt from the registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The Company’s reliance upon Section 4(a)(2) of the Securities Act is based in part upon the following factors: (a) the issuance of the securities was in connection with isolated private transactions which did not involve any public offering; (b) there were a limited number of offerees; (c) there will be no subsequent or contemporaneous public offerings of the Stock Warrant or the shares underlying the Stock Warrant by the Company; and (d) the negotiations for the sale of the securities took place directly between the Grantee and the Company.

The documentation to be provided by the Seller, the Company and the Buyer in connection with the closing of the purchase and sale of the Property are set forth in the Contract. Additionally, the Seller made customary representations and warranties to the Company and to the Buyer as set forth in the Contract.

Stock Grant Agreement

In connection with the Contract, the Company and the Grantee also entered into a Stock Grant Agreement relating to the Stock Grant. In the Stock Grant Agreement, the Grantee made certain representations and warranties to the Company, and the Company agreed to issue to the Grantee the BTN Stock constituting the Stock Grant as described above.

Termination of Lease

Prior to the consummation of the transactions contemplated by the Contract, the Company leased the Property from Seller pursuant to that certain Lease Agreement dated on or about June 29, 2018 (the “Lease”). Effective February 1, 2022, in connection with the consummation of the transactions contemplated by the Contract, the Company and Seller terminated the Lease.

Commercial Loan Agreement; Note; Deed to Secure Debt

Also in connection with the Contract, the Company and Buyer (collectively, “Borrower”) entered into a Commercial Loan Agreement (the “Loan Agreement”) with Community First Bank (the “Lender”), dated February 1, 2022. Pursuant to the Loan Agreement, the Lender agreed to lend to the Borrower the sum of $5,250,000 (the “Loan Amount”), and the Borrower agreed to repay the Loan Amount pursuant to the terms of a promissory note (the “Note”).

Under the terms of the Loan Agreement, the Lender agreed to lend the Loan Amount to the Borrower as a “closed-end” line of credit, in an amount not to exceed the Loan Amount. The purpose of the loan was to finance a portion of the purchase price to acquire the Property. Under the Loan Agreement, the Borrower agreed to certain requirements relating to the Property, including providing an appraisal of the Property; obtaining a flood hazard certification; providing a survey of the Property, soil reports, and an environmental property assessment; obtaining title insurance for the Property; providing copies of all leases affecting the Property; and ensuring compliance with zoning requirements and other governmental laws, regulations, ordinances, and other requirements. The Borrower also made standard representations and warranties to the Lender relating to the Borrower, and made certain affirmative covenants to the Lender relating to financial information and financial covenants and ratios, all as set forth in the Loan Agreement.

The term of the Loan Agreement runs from February 1, 2022, until the Loan Amount is repaid in full by the Borrower or the Loan Agreement is terminated pursuant to its terms or by agreement between the Borrower and the Lender.

The terms of the Note include the following:

-	Interest rate of 4%, calculated on an actual/360 daily simple interest basis;
-	Maturity date of February 1, 2027;
-	Monthly payments of approximately $32 thousand beginning on March 1, 2022, and continuing on the first of each month until the maturity date or until the Note has been paid in full;
-	Default interest of 8% in the event of a default pursuant to the terms of the Note;
-	Prepayment penalties of

○	3% of all excess payments during the first two years of the term of the Note;
○	2% of all excess payments during the third and fourth years of the term of the Note; and
○	1% of all excess payments made during the fifth year of the term of the Note.

The Note includes standard events of default and references defaults under the Loan Agreement and the Deed to Secure Debt as events of default under the Note. The Borrower has a right to cure any curable events of default.

The Buyer, acting as Grantor, executed a Deed to Secure Debt (the “Deed”) to the Lender relating to the Property. Pursuant to the Deed, the Buyer and the Company agreed to pay the amounts secured by the Deed, represented by the Note under the Loan Agreement.

The foregoing descriptions of the Contract of Sale, the Stock Grant Agreement, the Stock Warrant, the Loan Agreement, the Note, and the Deed do not purport to be complete and are qualified in their entirety by reference to the Contract of Sale, the Stock Grant Agreement, the Stock Warrant, the Loan Agreement, the Note, and the Deed, filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 3, 2022, the Company issued a press release regarding the acquisition of the Property, described above, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Contract of Sale, dated January 28, 2022, by and among the Company, the Buyer and the Seller
10.2	Stock Grant Agreement, dated February 1, 2022, by and between the Company and the Grantee
10.3	Stock Warrant, dated February 1, 2022, by and between the Company and the Grantee
10.4	Commercial Loan Agreement, dated February 1, 2022, by and among the Company, the Buyer and Lender
10.5	Promissory Note, dated February 1, 2022, executed by the Company and Buyer in favor of Lender
10.6	Deed to Secure Debt, dated February 1, 2022, executed by Buyer in favor of Lender
99.1	Press Release, dated February 3, 2022, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: February 3, 2022	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer